Exhibit 5.1
July 24, 2008
Clear Skies Solar, Inc.
200 Old Country Road, Suite 610
Mineola, New York 11501

Re:	Clear Skies Solar, Inc. Registration Statement on Form S-1, as amended

Ladies and Gentlemen:
     We have acted as counsel to Clear Skies Solar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration No. 333-149931), as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement of 19,913,742 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 1,232,401 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of warrants (the “Warrants”) and 100,000 shares (the “Option Shares”) of Common Stock issuable upon the exercise of a stock option (the “Option”).
     The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, “Delaware Law”).
     In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Chief Executive Officer and the Chief Financial Officer of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the Warrants; (vi) the Option; (vii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, the Warrants and the Option; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.
     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that the capitalization of the Company will not change between the effective date of the Registration Statement and the issuance of the Warrant Shares and the Option Shares.

Clear Skies Solar, Inc.
July 24, 2008

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that (i) the Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company and (iii) the Option Shares, when issued upon exercise of the Option in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,
/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP